SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Commission File Number: _____________

CANTOR GROUP, INC.

(Exact name of registrant as specified in its charter)

Wyoming	5300	384010393
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

412 N Main St. #100

Buffalo, WY 82834

Tel: (307) 529-0940

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registered Agents Services LLC.

1993 Dewer Drive

Rock Springs, WY 82901

Tel: (307) 217-4045

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, NIL par value per share	3,000,000	$0.02	$60,000(3)	$7.00
TOTAL	3,000,000	-	$60,000	$7.00

(1)

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)

The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold (except pursuant to a transaction exempt from the registration requirements of the Securities Act) until this registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated _____________, 2017

CANTOR GROUP, INC.

412 N Main St. #100

Buffalo WY 82834

Tel: (307) 529-0940

Fax: (307) 8316557

PRELIMINARY PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

We are offering for sale up to 3,000,000 shares of our common stock with an offering price of $0.02 per share (the “Offering”). This Offering shall be conducted without any involvement of underwriters or broker-dealers, should all shares being offered by the Company hereunder be sold, the Company would receive an aggregate of $60,000. There is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The Offering is being conducted on a self-underwritten, best efforts basis, which means our officers and directors will attempt to sell the shares. This Prospectus will permit our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. Our officers and directors will offer our shares at a fixed price of $0.02 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our officers and directors will be solely responsible for selling shares under this offering and no commission will be paid on any sales. If 100% of the shares are sold, the company will receive net proceeds of $60,000. If 75%, 50% or 25% of the shares are sold the Company will receive net proceeds of $45,000, $30,000, and $15,000, respectively.

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.02 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

The Company is a development stage company and currently has limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for the Company, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our Common Stock is not traded on any exchange or on the over-the-counter market. There can be no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

This Prospectus covers the primary public offering by the Company of 3,000,000 shares of Common Stock.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 8 HEREOF BEFORE BUYING ANY SHARES OF CANTOR GROUP, INC.’S COMMON STOCK.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our common stock. We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where you can find more information” in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the “Company,” “we,” “us,” and “our” refer and relate to Cantor Group, Inc.

The Company Overview

Cantor Group Inc. was incorporated on July 22, 2016 under the laws of the State of Wyoming. Our business consists of designing, marketing and selling a women's collection of Mixed Martial Arts Apparel “MMAA” under the name "Cantor" including t-shirts, shorts, sweatshirts and tights online on our website at "www.cantorgroupinc.com". The first product we will launch after the completion of this offering will be a t-shirt with further items being launched in the future as our business becomes profitable and grows. We anticipate as the business grows our product list will expand to include multiple t-shirt designs and styles as well as shorts, sweat shirts and tights. Our goal is to secure a position as the go to one stop shop for women’s Mixed Martial Arts Apparel.

We are a development stage company that has not realized any revenues to date, and have an accumulated net loss of $4,583 as of December 31, 2016. Our independent auditor has issued an audit opinion for our Company, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, development of our business plan, opening a bank account, the initial equity funding by our officers and directors, and registering and launching our website. We received our initial funding of $5,000 through the sale of common stock from our officers and directors, who purchased 5,000,000 shares of common stock at $0.001 per share.

We intend to use the net proceeds from this offering to develop our business operations (See "Description of business" and “Use of proceeds”). To implement our business plan we require a minimum funding of $25,000 over the next twelve months. There is no assurance that we will generate any revenue in the first 12 months after the completion of our offering or ever generate any revenue. If we do not generate any revenue we may need a minimum of $7,500 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

Our financial statements from inception on July 22, 2016 through December 31, 2016 report no revenues and a net loss of $4,583. Our independent auditor has issued an audit opinion for our company, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Iwan Kartadinata, our director and officer did not agree to serve as officer or director of the company at least in part due to a plan, agreement or understanding that he, respectively, would solicit, participate in, or facilitate the sale of the enterprise to (or a business combination with) a third party looking to obtain or become a public reporting entity, and Iwan Kartadinata also confirms that he has no such present intentions.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our officers and directors will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

We are an "emerging growth company" within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see the “RISK FACTORS” on page 8.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Under U.S. federal securities legislation, our common stock will be “penny stock”. Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

SUMMARY OF THIS OFFERING

The Issuer	Cantor Group, Inc.

Securities being offered

Up to 3,000,000 shares of Common Stock is being offered for sale by the Company, this represents approximately 60% of the currently issued and outstanding shares of the Company's Common Stock. Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES.”

Per Share Price	$0.02

Duration of Offering	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Number of shares Outstanding before the Offering	There are 5,000,000 shares of Common Stock issued and outstanding as of the date of this filing.

Registration Costs	We estimate our total costs relating to the registration herein to be approximately $21,507.00.

Net Proceeds to the Company

The Company is offering a maximum of 3,000,000 shares of Common Stock at an offering price of $0.02 per Share for net proceeds to the Company of $60,000. Additionally, if 25% of the shares offered hereunder are sold the Company will receive net proceeds of $15,000; if 50% of the shares offered hereunder are sold the Company will receive net proceeds of $30,000; if 75% of the shares offered hereunder are sold the Company will receive net proceeds of $45,000. The full subscription price will be payable at the time of subscription and accordingly, funds received from subscribers in this Offering will be released to the Company when subscriptions are received and accepted.

No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals. If proceeds from this offering are insufficient, we may be required to seek additional capital. No assurance can be given that we will be able to obtain such additional capital, or even if available, that such additional capital will be available on terms acceptable to us.

Use of Proceeds	We will use the proceeds to pay administrative expenses, operating expenses, and working capital.

Risk Factors

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

RISK FACTORS

Investment in our common stock involves significant risk. You should carefully consider the information described in the following risk factors, together with the other information appearing elsewhere in this prospectus, before making an investment decision regarding our common stock. If any of the events or circumstances described in these risks actually occur, our business, financial conditions, results of operations and future growth prospects would likely be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or a part of your investment in our common stock.

RISKS RELATED TO THE OFFERING

As there is no minimum for our offering, if only a few persons purchase shares they will lose their investment.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in this offering, if only a few shares are sold, we may not have enough capital to sustain our business. In such an event, it is highly likely that any investment would be lost. As such, proceeds from this offering may not be sufficient to meet the objectives we state in this prospectus, other corporate milestones that we may set, or to avoid a “going concern” modification in future reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. If we fail to raise sufficient capital, we would expect to have to significantly decrease operating expenses, which will curtail the growth of our business.

Investing in the Company is a highly speculative investment and could result in the loss of your entire investment.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives. The stockholders of the Company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the Company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

RISK FACTORS RELATED TO OUR BUSINESS.

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

In their report, our independent accounting firm included an explanatory paragraph in their audit opinion that we may be unable to continue as a going concern. This means that there is substantial doubt that we can continue as an ongoing business. For the period from July 22, 2016 to December 31, 2016, we incurred a net loss of $4,583. We will need to generate significant revenue in order to achieve profitability and we may never become profitable. The going concern paragraph in the independent auditor’s report emphasizes the uncertainty related to our business as well as the level of risk associated with an investment in our common stock. We intend to use the net proceeds from this offering to develop our business operations. If we do not generate any revenue we may need a minimum of $7,500 of additional funding to pay for legal and accounting fees, and for costs associated with being a “reporting issuer” under the Securities Exchange Act of 1934, as amended SEC filing requirements.

We have limited operations, have never had any revenues, have no current prospects for future revenues, and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.

We are in the development stage to design, market and sell Mixed Martial Arts Apparel for women online and are presently engaged in limited activities. We had limited operations and generated no operating revenues since inception on July 22, 2016. We have no operating history upon which an evaluation of our future success or failure can be made. As of our year-end December 31, 2016 we had an accumulated deficit of $4,583. We have never had any revenues from operations and we do not have any current prospects for future revenues. Our ability to achieve and maintain profitability and positive cash flow is primarily dependent upon our ability to design, market and sell our products online. Based upon current plans, we expect to incur significant operating losses in future periods. Failure to generate revenues will cause us to suspend or cease operations.

We have no operating history and have maintained losses since inception, which we expect to continue into the future.

We were incorporated on July 22, 2016 and have limited operations. We have not realized any revenues to date. Our business of designing, marketing and selling Mixed Martial Arts Apparel for women online on our website is under development, and we are not ready yet to offer our products to customers. We have no operating history at all upon which an evaluation of our future success or failure can be made. Our net loss from inception (July 22, 2016) to December 31, 2016 is $4,583. Based upon our proposed plans, we expect to incur operating losses in future periods. This will happen because there are substantial costs and expenses associated with the designing, marketing, and selling of our proposed products. We may fail to generate revenues in the future. If we cannot attract a significant number of customers, we will not be able to generate any significant revenues or income. Failure to generate revenues will cause us to go out of business because we will not have the money to pay our ongoing expenses.

The officer and director of the company, currently devotes approximately 20 to 30 hours per week to the company matters because he involved in other business activities. The company's needs could exceed the amount of time or level of experience he may have and this could result in his inability to properly manage company affairs, resulting in our company with no revenues or profits.

Our officer and director is not required to work exclusively for us and do not devote all of his time to our operation. Therefore, it is possible that a conflict of interest with regard to his time may arise. His other activities may prevent him from devoting fulltime to our operations, which could slow our operations and may reduce our financial results because of the slowdown in operations. It is expected that Iwan Kartadinata, will devote between 20 and 30 hours per week to our operations on an ongoing basis, and when required will devote whole days and even multiple days at a stretch if our operations increase. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the business activities of our officer and director.

The lack of public company experience of our management could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our sole officer and director lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our officer and director has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

Current management’s lack of experience with the designing, marketing and selling Mixed Martial Arts Apparel for women online business means that it is difficult to assess, or make judgments about, our potential success.

Our officer and director has no prior business experience in the designing, marketing and selling Mixed Martial Arts Apparel for women online. Additionally, our officer and director does not have a formal educational background in the designing, marketing and selling of apparel products online. More specifically, our officer and director lacks training and experience with designing, marketing and selling our products online to customers. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our officer and directors future possible mistakes, lack of sophistication, judgment or experience in the online business.

We depend on a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.

We depend entirely on Iwan Kartadinata, our officer and director, for all of our operations. The loss of Iwan Kartadinata would have a substantial negative effect on our company and may cause our business to fail. Iwan Kartadinata has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Iwan Kartadinata’s services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officers and directors. We do not anticipate entering into employment agreements with them or acquiring key man insurance in the foreseeable future.

Since all of our shares of common stock are owned by our officer and director, our other stockholders may not be able to influence control of the company or decision making by management of the company, and as such, our officer and director may have a conflict of interest with the minority shareholders at some time in the future.

Our officer and director beneficially owns 100% of our issued and outstanding common stock. The interests of our officer and director may not be, at all times, the same as that of our other shareholders. Our officer and director are not simply passive investors but are also executive officers of the company, and as such their interests may, at times, be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our directors exercising, in a manner fair to all of our shareholders, his fiduciary duties as officer or as members of the company's board of directors. Also, our officer and director will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our Articles of Incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

We have limited business, sales and marketing experience in our industry.

We have plans for marketing our Mixed Martial Arts Apparel for women, but there can be no assurance that such efforts will be successful. There can be no assurance that our proposed plan of selling Mixed Martial Arts Apparel for women online will gain wide acceptance in its target market or that we will be able to effectively market and sell our products online. Additionally, we are a newly formed, development stage company with no prior experience in our industry. We are entirely dependent on the services of our officer and director to market and sell our products online. We have not completed the development of our products and have yet to generate revenues.

We may not be able to compete effectively against our competitors.

We expect to face strong competition from well established companies and small independent companies like our self that may result in price reductions and decreased demand of Mixed Martial Arts Apparel for women online. We will be at a competitive disadvantage in obtaining facilities, employees, financing and other resources required to design, market and sell Mixed Martial Arts Apparel for women online. Our opportunity to obtain customers may be limited by our financial resources and other assets. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business.

Our principal asset is located inside the United States, and Iwan Kartadinata our officer and director, resides outside of the United States, therefore it may be difficult for any investor to enforce any right based on United States Federal Securities Laws against us and/or him, or to enforce a judgment rendered by a United States court against us or him.

Our principal asset is located in the United States. Our officer and director, Iwan Kartadinata, is located in Indonesia. Therefore, it will make it difficult for any investor to enforce any right based on United States Federal Securities Laws against us and/or them or to enforce a judgment rendered by a United States court against us or him. It will be harder for an investor to enforce an action against us and/or him in the event that an investor believes that their rights have been infringed under the U.S. securities laws because we will be outside of the jurisdiction of United States. Our shareholders may also have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officer and director reside within the United States.

Also, because our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

A better financed company can provide products identical to ours and may be able to offer such products at a more competitive price.

We will face immense competition from well-established companies and small independent companies like our self because those companies will have been in business longer than us and will be better financed companies that can provide products identical to ours and may also be able to offer such products as us at a more competitive price. We will also have a more difficult time to obtain customers as the customers will be more inclined to buy the products of a well-financed company that can offer the same products as us.

We intend to become subject to the periodic reporting requirements of the securities exchange act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although we believe that the approximately $7,500 we have estimated for these costs should be sufficient for the 12 month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative affect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an "emerging growth company." We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that you become a "large accelerated filer" as defined in Rule 12b2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three year period.

After, and if ever, we are no longer an "emerging growth company," we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not "emerging growth companies," including Section 404 of the Sarbanes-Oxley Act.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

RISK FACTORS RELATED TO OUR COMMON STOCK

We are selling our offering of 3,000,000 shares of common stock without an underwriter and may be unable to sell any shares.

Our offering of 3,000,000 shares is self-underwritten, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our officer and director, who will receive no commissions. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

Because there is no minimum proceeds the company can receive from its offering of 3,000,000 shares, the company may not raise $60,000 to implement its planned business and your entire investment could be lost.

The company is making its offering of 3,000,000 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the company. In the event the company does not raise $60,000 to implement its planned operations, your entire investment could be lost.

Our current management holds significant control over our common stock and they may be able to control our company indefinitely.

Our management has significant control over our voting stock, which may make it difficult to complete some corporate transactions without his support and may prevent a change in control. Iwan Kartadinata, our officer and director, owns 5,000,000 shares, or 100%, of our issued and outstanding common stock. After the offering is completed, if maximum number of shares are sold, our officer and director will own 63% of our outstanding and issued common stock. As a result of this substantial ownership in our common stock, he will have considerable influence over the outcome of all matters submitted to our stockholders for approval, including the election of directors. In addition, this ownership could discourage the acquisition of our common stock by potential investors and could have an antitakeover effect, possibly depressing the trading price of our common stock.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement to file an application to have our shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements but, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved or that our stock will be quoted for sale. As of the date of this filing, there have been no discussions or understandings between the company nor anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholder acquired his shares at a cost of $0.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.02 you pay for them. The amount of dilution investors will incur will be $0.009 per share if 25% of the shares sold, $0.008 per share if 50% of the shares sold, $0.007 per share if 75% of the shares sold and $0.006 per share if 100% of the shares sold.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment. The company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States. Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock. As of December 31, 2016, the company had 5,000,000 shares of common stock issued and outstanding. Accordingly, we may issue up to an additional 95,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on broker-dealers who make a market in “penny stocks”. A penny stock generally includes any non-Nasdaq equity security that has a market price of less than $5.00 per share. Our shares currently are not traded on Nasdaq nor on any other exchange nor are they quoted on the OTC Bulletin Board. Following the date of the registration statement, in which this prospectus is included, becomes effective we hope to find a broker-dealer to act as a market maker for our stock and file on our behalf with FINRA an application on Form 211 for approval for our shares to be quoted on the OTC Bulletin Board. As of the date of this prospectus, we have not attempted to find a market maker to file such application for us. If we are successful in finding such a market maker and successful in applying for quotation on the OTC Bulletin Board, it is very likely that our stock will be considered a “penny stock.” In that case, purchases and sales of our shares will be generally facilitated by FINRA broker-dealers who act as market makers for our shares. The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

Antitakeover effects of certain provisions of Wyoming state law hinder a potential takeover of our Company.

Though not now, in the future we may become subject to Wyoming’s control share law. A corporation is subject to Wyoming’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Wyoming, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more.

The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent nonvoting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law. If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favour of approval of voting rights is entitled to demand fair value for such stockholder’s shares. Wyoming’s control share law may have the effect of discouraging takeovers of the company.

In addition to the control share law, Wyoming has a business combination law that prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Wyoming law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Wyoming’s business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of director.

DETERMINATION OF OFFERING PRICE

The offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third-party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

USE OF PROCEEDS

Our public offering of 3,000,000 shares is being made on a self-underwritten basis, no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the use of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the company. There is no assurance that we will raise the full $60,000 as anticipated.

Not taking into account any possible additional funding or revenues, the Company intends to use the proceeds from this offering as follows. The following chart indicates the amount of funds that we will allocate to each item, but does not indicate the total fee/cost of each item. The amount of proceeds we allocate to each item is dependent upon the amount of proceeds we receive from this offering:

	25% of	50% of	75% of	100% of
	shares sold	shares sold	shares sold	shares sold
Gross proceeds from this offering(1)	$15,000	$30,000	$45,000	$60,000
SEC reporting and compliance	$7,500	$7,500	$7,500	$7,500
Marketing and advertising	$3,125	$14,000	$25,000	$28,000
Website development	$2,500	$5,000	$7,500	$10,000
Purchase products to design	$1,875	$3,500	$5,000	$7,500
Establishing an office	-	-	-	$5,000
Salaries	-	-	-	$2,000
Total	$15,000	$30,000	$45,000	$60,000

(1)

Audit fees are strictly related to the amount of work performed by our auditor, and the percentage of shares sold in this offering has no impact on our audit fees. If we do not raise sufficient funds from this offering to cover audit related fees, we will have to seek additional outside financing to cover such expenses.

We believe that our current cash and cash equivalents, anticipated cash flow from operations and the proceeds from the sale of the maximum amount of shares being offered hereunder will only be sufficient to meet our anticipated cash needs for the next 12 months. Our management has determined that the maximum amount of funds received from this offering would be sufficient to cover our intended plan of operations contemplated hereby. The Company will use any proceeds received to file reports with the Securities and Exchange Commission, as well as to proceed with the Company’s intended business. However, there can be no assurance that the Company will raise any funds through its direct participation offering. If we are able to sell only 75%, 50% or 25% of our offered shares, we anticipate that we will only be able to meet our anticipated cash needs for the next 6-9 months, 5-6 or 0-3 months, respectively.

If the Company is able to raise fifty percent (50%) of the maximum amount of funds available under this offering, we intend to use such funds to continue with our business strategy as stated in detail herein. In this instance, we estimate that we would spend up to $15,000 on business development and up to $10,000 on marketing and advertising. However, if we raise nominal amounts under the offering (25% or less of the offered shares), we will likely have to seek out additional capital from alternate sources and if such funds are not available our business would likely fail and any investment would be lost. As with any form of financing, there are uncertainties concerning the availability of such funds and the likelihood that such funds will be available to the Company on terms acceptable to us.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Cantor Group, Inc. has issued and outstanding as of the date of this prospectus 5,000,000 shares of Common Stock. The Company is registering an additional 3,000,000 shares of its Common Stock for sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, our officer and director will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. None of our officers or directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our officers and directors will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 180 days, unless extended by our Board of Directors for an additional 90 days

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

1.

execute and deliver a subscription agreement; and

2.

deliver a check, certified funds or cash by wire transfer of immediately available funds directly to the Company for acceptance or rejection.

The subscription agreement requires you to disclose your name, address, social security number, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to Cantor Group, Inc.

Acceptance of Subscriptions

Upon the Company’s acceptance of a Subscription Agreement and receipt of full payment, the Company shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Penny Stock Regulation

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•

contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,

•

contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•

bid and offer quotations for the penny stock;

•

details of the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,

•

monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, and a signed and dated copy of a written suitability statement.

These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Registration Rights

We have not granted registration rights to any persons.

DILUTION

The price of our offering of 3,000,000 shares is fixed at $0.02 per share. This price is significantly higher than the average approximately $0.001 price per share paid by Iwan Kartadinata, our officer and director, for the 5,000,000 shares of common stock he purchased on October 19, 2016.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

The following tables compare the differences of your investment in our shares with the investment of our existing stockholder. As of December 31, 2016 the net tangible book value of our shares of common stock was $417 or ($0.0000834) per share based upon 5,000,000 shares outstanding.

Existing stockholders if all of the shares are sold
Price per share	$0.02
Net tangible book value per share before offering	$0.0000834
Potential gain to existing shareholders net of offering expenses	$60,000
Net tangible book value per share after offering	$0.000052125
Decrease to present stockholders in net tangible book value per share after offering	$(0.000031275)
Capital contributions	$5,000
Number of shares outstanding before the offering	5,000,000
Number of shares after offering held by existing stockholders	5,000,000
Percentage of ownership after offering	62.5%

Purchasers of shares in this offering
	If 100% of	If 75% of	If 50% of	If 25% of
	shares	shares	shares	shares
	sold	sold	sold	sold
Price per share	$0.02	$0.02	$0.02	$0.02
Dilution per share	$0.006	$0.007	$0.008	$0.009
Capital contributions	$60,000	$45,000	$30,000	$15,000
Percentage of capital contributions	92.3%	90.9%	85.7%	75.0%
Number of shares after offering held by public investors	3,000,000	2,250,000	1,500,000	750,000
Percentage of ownership after offering	37.5%	31.0%	23.1%	13.0%

DESCRIPTION OF PROPERTY

Our executive offices are located at 100 412 N Main St., Suite 100, Buffalo, WY 82834, in the home of our sole-officer and director. Our telephone number is (307) 529-0940 and our fax number is (307) 831-6557. We believe this space is sufficient to meet our needs. We do not currently own any real estate.

DESCRIPTION OF SECURITIES

Common Stock

Our Articles of Incorporation, and any amendments thereto (collectively the “Articles of Incorporation”) authorize us to issue one hundred million (100,000,000) shares of common stock, par value $0.0000.

Preferred Stock

We are not authorized to issue any Preferred Stock.

Voting Rights

Except as otherwise may be provided by a resolution of the Board of Directors authorizing the issuance of common stock, every stockholder of record is entitled at each meeting of stockholders thereof to one vote for each share of stock standing in his or her name.

Dividends

The holders of common stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefore, dividends payable in cash, stock or otherwise.

Rights upon Liquidation, Dissolution or Winding-Up of the Company

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the remaining net assets of the Company shall be distributed pro rata to the holders of the common stock.

We refer you to our Articles of Incorporation, any amendments thereto, Bylaws, and the applicable provisions of the Business Corporations Act for a more complete description of the rights and liabilities of holders of our securities.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE FINANCIAL STATEMENTS OF CANTOR GROUP, INC. AND THE NOTES TO THE FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH FLOW SINCE INCEPTION.

DESCRIPTION OF OUR BUSINESS

Corporate History

Cantor Group Inc. was incorporated on July 22, 2016 under the laws of the State of Wyoming. Our business is to design, market and sell Mixed Martial Arts Apparel for women online on our website at www.cantorgroupinc.com. We are in the development stage, and have not realized any revenues from our operations. Iwan Kartadinata has served as our President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer since October 7, 2016. Our board of directors is comprised of one person: Iwan Kartadinata. Our officer and director Iwan Kartadinata currently lives in Indonesia. As of December 31, 2016, our only current asset is located in the United States. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, development of our business plan, opening a bank account, the initial equity funding by our officers and directors, and registering and launching our website. We received our initial funding of $5,000 through the sale of common stock to our sole officer and director, who purchased 5,000,000 shares of common stock at $0.001 per share.

We are a development stage company which is in the business to design, market and sell Mixed Martial Arts Apparel for women online on our website. We intend to use the net proceeds from this offering to develop our business operations. To implement our business plan we require a minimum funding of $60,000 over the next twelve months. After twelve months period we may need additional financing. If we do not generate any revenue we may need a minimum of $7,500 of additional funding to pay for legal and accounting fees, and for costs associated with being a “reporting issuer” under the Securities Exchange Act of 1934, as amended SEC filing requirements. Our officer and director, has agreed to loan the company funds, however, he has no firm commitment, arrangement or legal obligation to advance or loan funds to the company and there is also no guarantee that he will continue to loan the funds to the company in the future as well. We have no revenues and have incurred losses since inception. The Company’s principal offices are located at 412 N Main St., Suite 100, Buffalo, WY 82834. Our telephone number is (307) 529-0904.

Our operations to date have been devoted primarily to startup and development activities, which include: (i) formation of the Company; (ii) development of our business plan; (iii) opening a bank account, (iv) the initial equity funding by our officer and director; and (v) registering and launching our website.

Our products and products description

We plan on purchasing raw products from factories and wholesalers locally or from China. Once we have our raw product purchased or delivered we plan on getting them designed, manufactured and assembled locally. We currently do not have any contract or agreement in place with any factories and wholesalers locally or from China. We also do not have any contract or agreement in place with any designers, manufacturers, or assemblers who will complete and finalize our products before we can display them on our website to sell. We plan on contacting factories, wholesalers, designers, manufacturers and assemblers after completion of our offering if the maximum number of shares are sold.

The first product we will launch after the completion of this offering will be a t-shirt, with further items being launched in the future as our business becomes profitable and grows. We anticipate as the business grows to launch multiple t-shirt designs and styles as well as shorts, sweatshirts and tights. Our goal is to secure a position as the go to shop for women's Mixed Martial Arts Apparel. Below are definitions of our products.

T-shirts:

A short-sleeved casual top, generally made of cotton, having the shape of a T when spread out flat.

Shorts:

A garment worn over the pelvic area, circling the waist and splitting to cover the upper part of the legs, sometimes extending down to the knees but not covering the entire length of the leg.

Sweatshirts:

A garment that is usually long sleeved, collarless, that is oversized made traditionally of heavy cotton material that has a fleeced backing.

Tights:

A snug stretchable garment covering the body from the waist down, designed for general wear and/or athletic use by women and girls.

Current market trend

Women's Mixed Martial Arts Apparel market has been an industry that is growing every year. The growth in and availability of online products have cemented this trend. MMA has been called “the world’s fastest-growing sport,” which makes sense given it hasn’t been around that long. For instance, among 18-34 year-old fans in the United States, MMA is more popular than either the NHL or even NASCAR. Needless to say, women’s MMA has grown by leaps and bounds in the past few years. What was once seen as a male-dominated sport, where women’s participation was not only brushed off, but laughed upon has seen a tremendous change in perspectives of the people. But one thing is for certain - women’s MMA has seen a meteoric rise in the past couple of years, and can only grow bigger in the future.1

Research data confirm the significant growth of women’s Mixed Martial Arts Apparel. While the overall market for athletic apparel was up slightly this past year, according to Andy Annunziata, an analyst with SportsOneSource, the highest growth was in women’s activewear, which is now a $20 billion business annually. The biggest selling items by far? T-Shirts, shorts and tights. “Maybe the demand was there in the past, but the supply wasn’t,” Annunziata says.

________________

1 https://www.sfia.org/reports/315_2015-Sports,-Fitness,-and-Leisure-Activities-Topline-Participation-Report

Once overlooked, women’s athletic wear is now a large enough business that everyone wants a piece of it. Nike has announced a new line of women’s products and an effort to get its sale of women’s gear up to $2 billion by next year, which has included the opening of a few women-specific test stores. Under Armor CEO Kevin Plank said on a public conference call that the company’s $1 billion women’s business “has the potential to be larger than men’s.”

Marketing

Our products will be promoted by our officer and director. We plan to market our products through the following methods: (i) our website, (ii) phone potential customers, (iii) social networking websites, (iv) printing, mailing and emailing catalogues and flyers to potential customers, (v) word of mouth, (vi) search engine marketing, (vii) content marketing and (viii) paid ads. We hope to have repeat customers coming and buying new products online from our website.

Competition

There are many well-established manufacturing, distribution, wholesale, retail and online sales companies in our industry. We expect to face medium to high level of resistance, and it will be up to our marketing efforts and negotiation skills to acquire customers. Most of our competitors have greater financial resources than we do and will be able to withstand sales or price decreases better than us. We also expect to continue to face competition from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Insurance

We do not maintain any insurance as of the date of this prospectus.

Employees

We are a development stage company and currently have one employee. Our sole officer and director manages the day-to-day operations of the company and currently devotes approximately 20 to 30 hours a week.

Offices

The Company’s principal offices are located at 412 N Main St., Suite 100, Buffalo, WY 82834. Our telephone number is (307) 529-0940. This location will serve as our primary executive offices for the foreseeable future.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies in any jurisdiction which we would conduct activities in the future. As of now there are no required government approvals present that we need approval from or any existing government regulation on our business.

Patents, trademarks and copyrights

We do not own, either legally or beneficially, any patents or trademarks. We intend to protect our website with copyright laws. Beyond our trade name, we do not hold any other intellectual property.

Bankruptcy or similar proceedings

There has been no bankruptcy, receivership or similar proceeding.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our directors, officers or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S

COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Admission to quotation on the OTC Bulletin Board

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If the company meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all. We may not now and it may never qualify for quotation on the OTC Bulletin Board.

Transfer agent

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all recordkeeping and administrative functions in connection with the shares of our common stock.

Holders

As of the date of this prospectus, the company had 5,000,000 shares of our common stock issued and outstanding held by 1 holder of record.

Dividend policy

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

Securities authorized under equity compensation plans

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS

This Prospectus contains forward looking statements relating to our Company's future economic performance, plans and objectives of management for future operations, projections of revenue and other financial items that are based on the beliefs of, as well as assumptions made by and information currently known to, our management. The words "expects”, “intends”, “believes”, “anticipates”, “may”, “could”, “should" and similar expressions and variations thereof are intended to identify forward-looking statements. The cautionary statements set forth in this section are intended to emphasize that actual results may differ materially from those contained in any forward looking statement.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Plan of Operation

Our cash balance was $3,117 as of December 31, 2016. We do not believe that our cash balance is sufficient to fund our limited levels of operations. During the period from July 22, 2016 (Inception) to December 31, 2016 we had zero revenue and a net loss of $4,583.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months unless we obtain additional capital to pay our bills. There is no assurance we will ever reach that stage. To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $60,000 from this offering, it will last one year, but we may need more funds to develop growth strategy, and we will have to revert to obtaining additional money.

In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations, using funds as follows:

	25% of	50% of	75% of	100% of
	shares sold	shares sold	shares sold	shares sold
Gross proceeds from this offering(1)	$15,000	$30,000	$45,000	$60,000
SEC reporting and compliance	$7,500	$7,500	$7,500	$7,500
Marketing and advertising	$3,125	$14,000	$25,000	$28,000
Website development	$2,500	$5,000	$7,500	$10,000
Purchase products to design	$1,875	$3,300	$5,000	$7,500
Establishing an office	-	-	-	$5,000
Salaries	-	-	-	$2,000
Total	$15,000	$30,000	$45,000	$60,000

(1) Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

During the first stages of our growth, our officer and director will provide all of the labor required to execute our business plan at no charge. Iwan Kartadinata, our officer and director will devote approximately 20 to 30 hours of his time to our operations. Once we begin operations, and are able to attract more and more customers to buy our product online, Iwan Kartadinata has agreed to commit more time as required. If the need for cash arises before we complete our public offering, we may be able to borrow funds from our officer and director although there is no such formal agreement in writing. Upon completion of our public offering, our specific goal is to design, market and profitably sell our products. Our plan of operations is as follows:

Months 12:

Establish our office

Cost:

$5,000

During this period our officer and director will take care of our administrative duties. After completion of our offering if maximum number of shares are sold we plan to establish an office with basic office equipment for our operations and storing our finished products for shipment.

Months 35:

Website development

Cost:

$10,000

During this period after completion of our offering if maximum numbers of shares are sold we intend to further develop our website. We plan to hire a web designer to help us further design and develop our website. We do not have any written agreements with any web designers at this time. Updating and improving our website will continue throughout the lifetime of our operations.

Months 69:

Purchase products to design and launch products

Cost:

$7,500

During this period after completion of our offering if maximum numbers of shares are sold we plan to purchase raw products to design and launch them to become profitable from the products. We plan to store our finished product at our office till purchased and ready to be shipped.

Months 1012:

Marketing and advertisement

Cost:

$28,000

During this period after completion of our offering if maximum numbers of shares are sold we plan to market and advertise our products that are displayed on our website. We plan to market and advertise our products through our website, phone to potential customers, social networking websites, printing, mailing, and emailing catalogues and flyers to potential customers, word of mouth, search engine marketing, content marketing, and paid ads. Marketing is an ongoing matter that will continue during the life of our operations.

Accounting and audit plan

We intend to have our officer and director prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our independent auditor is expected to charge us approximately $2,000 to review our quarterly financial statements and approximately $3,000 to audit our annual financial statements. In the next twelve months after completion of this offering, we anticipate spending approximately $7,250 to pay for our accounting and audit requirements.

Limited operating history

There is no historical financial information about us upon which to base an evaluation of our performance. We are in startup stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

Need for additional capital

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Off-balance sheet arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Results of operations

During the period from July 22, 2016 (Inception) to December 31, 2016, we incorporated the Company, prepared a business plan, opened a bank account, registered our domain name and launched our website. Our net loss since inception is $4,583 related primarily to professional fees, the incorporation of the company, bank charges, office supplies, registration of our domain name, and launching of the website.

Since inception, we have offered and sold (i) 5,000,000 shares of common stock to our officer and director, at a purchase price of $0.001 per share, for aggregate proceeds of $5,000.

Liquidity and Capital Resources

As of December 31, 2016, the company had $3,117 cash and our liabilities were $2,700. The available capital reserves of the company are not sufficient for the company to remain operational. During 2016, our officer and director, who is currently our sole shareholder, paid $200 of expenses on behalf of the Company. The loan is an oral contract, bears no interest and is payable on demand.

We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the use of proceeds section of this prospectus. As of the date of this registration statement, the current funds available to the company will not be sufficient to continue maintaining a reporting status. Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure by being a “reporting issuer” under the Securities Exchange Act of 1934, as amended.” that we have sufficient capital to cover our legal and accounting expenses. Once these costs are accounted for, in accordance with how much cash we are able to retain, we will focus on meeting all our planned expenses.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the company. At such time these funds are required, management would evaluate the terms of such debt financing. If the company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the company would be required to cease business operations. As a result, investors would lose all of their investment.

Going concern consideration

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an ongoing business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company including legal and accounting fees will be approximately $7,500.

Summary of significant accounting policies

Basis of presentation

The financial statements of the company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company's fiscal year end is December 31.

Income taxes

The Company accounts for income taxes under ASC 740 “Income Taxes” which codified SFAS 109, “Accounting for Income Taxes” and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the company will not realize tax assets through future operations.

Use of estimates

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Cash and cash equivalents

The Company considers all highly liquid instruments with original maturities of three months or less when acquired, to be cash equivalents. We had no cash equivalents at December 31, 2016.

Fail value of financial instruments

Accounting Standards Codification Topic 820, “Disclosures About Fair Value of Financial Instruments”, requires the company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The company’s financial instruments consist primarily of cash.

Stock based compensation

Stock based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Per share information

The Company computes net loss per share accordance with FASB ASC 205 “Earnings per Share”. FASB ASC 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is antidilutive.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Directors and Executive Officers

The following table sets forth the names and ages of our current directors and executive officers. Each director of the Company serves for a term of one year and until his successor is elected and qualified at the next Annual Shareholders’ Meeting, or until his earlier death, resignation or removal. Each officer of the Company serves for a term of one year and until his successor is elected and qualified, or until his earlier death, resignation or removal.

Name	Age	Position	Date Appointed
Iwan Kartadinata	43	President, CEO, CFO, Secretary and Director	October 7, 2016

Identification of Certain Significant Employees

We currently no employees.

Family Relationships

As we only have one officer and director, there are no family relationships.

Business Experience

The biographies of our directors and officers are as follows:

Mr. Iwan Kartadinata has served as our President, Chief Executive Officer and a Director since Inception. Prior to the formation of the Company Mr. Kartadinata studied in Indonesia and completed his Business Management with a focus on Information Systems at the School of Business and Management ITB. Mr. Kartadinata taught himself the basics of running a business through online web research and business books, while in school he learned how to code for websites and made website for friends and business associates to develop his portfolio. Mr. Kartadinata has always been fascinated and wanted to have an ecommerce business that was turned into reality with the creation of Cantor Group Inc. Mr. Kartadinata is active in his community and is an athletic leader in cycling and Mixed Martial Arts.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

(1)

A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)

Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.

Engaging in any type of business practice; or

iii.

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)

Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5)

Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)

Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)

Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following table sets forth the compensation paid to the Company’s executive officers since inception (July 22, 2016).

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Nonqualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Mr. Iwan Kartadinata, Current President, CFO Secretary, Treasurer and Director (1)	2016	0	0	0	0	0	0	0	0

Mr. Shane Schmidt, Former President, CFO Secretary, Treasurer and Director (2)	2016	0	0	0	0	0	0	0	0

__________

(1) Mr. Iwan Kartadinata was appointed as President, CEO, CFO, Secretary, Treasurer and Director on October 7, 2016.

(2) Mr. Shane Schmidt resigned as President, CEO, CFO, Secretary, Treasurer and Director on October 7, 2016.

Narrative Disclosure to Summary Compensation Table

There are no current employment agreements between the Company and Mr. Kartadinata. The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards to our executive officers as of December 31, 2016.

Audit committee and conflicts of interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The board of directors has not established an audit committee and does not have an audit committee financial expert, nor has the board established a nominating committee. The board is of the opinion that such committees are not necessary since the company is an early development stage company and has only two directors, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

Compensation of Directors

None.

Security Holders Recommendations to Board of Directors

Shareholders can direct communications to our Chief Executive Officer, Mr. Iwan Kartadinata, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Robb collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the date of this Prospectus by: (i) each of our directors; (ii) each of our executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our issued and outstanding shares of common stock. Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

As of the date of this Prospectus, there are 5,000,000 common shares issued and outstanding, 0 shares issuable upon the exercise of stock purchase options within 60 days.

Name and Address of Beneficial Owner	Title of Class	Amount &Nature of Beneficial Ownership (1)	Percent of Class (%)(2)
Mr. Iwan Kartadinata (3) 412 N Main St. #100 Buffalo, WY 82834	Common	5,000,000	100%
All Officers and Directors as a Group	Common	5,000,000	1000%

(1) The number and percentage of shares beneficially owned is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown that are beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2) Based on 5,000,000 common shares issued and outstanding, 0 shares issuable upon the exercise of stock purchase options within 60 days.

(3) Mr. Iwan Kartadinata is the current President, CEO, Treasurer, Secretary and a Director of the Company. His beneficial ownership includes 5,000,000 common shares.

Changes in Control

There are no present arrangements or pledges of the Company’s securities, which may result in a change in control of the Company.

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by _____________ in _____________.

EXPERTS

Our independent registered public accountants, Sadler, Gibb & Associates LLC, 2455 E. Parleys Way, Suite 320, Salt Lake City, UT 84109, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 19, 2016 pursuant to a subscription agreement, we offered and sold 5,000,000 shares of common stock to our officer and director, Iwan Kartadinata, at a purchase price of $0.001 per share, for aggregate proceeds of $5,000. During 2016, our officer and director, who is currently our shareholder, paid $200 of expenses on behalf of the Company. Our officer and director Iwan Kartadinata is our promoter.

COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Wyoming law provide that none of our officers or directors will be personally liable to the Company or its stockholders for any damages as a result of any act or failure to act in his or her capacity as an officer or director unless it is proven that:

•

The officer’s or director’s act or failure to act constituted a breach of his or her fiduciary duties as an officer or director; and

•

The breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

These provisions eliminate our rights and those of our stockholders to recover damages from an officer or director for his or her breach of a fiduciary duty unless such breach involved intentional misconduct, fraud or a knowing violation of law. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against an officer or director for his or her acts or failure to act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and other persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports and other information regarding registrants that file electronically with the SEC. We also make available free of charge our annual, quarterly and current reports, and other information upon request. To request such materials, please contact Mr. Iwan Kartadinata, our President and Chief Executive Officer.

INDEX TO FINANCIAL STATEMENTS

CANTOR GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Management of Cantor Group Inc.

We have audited the accompanying balance sheet of Cantor Group Inc. (“the Company”) as of December 31, 2016, and the related statements of operations, stockholders’ equity, and cash flows for the period from inception on July 22, 2016 through December 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cantor Group Inc. as of December 31, 2016, and the results of its operations and its cash flows for the period from inception on July 22, 2016 through December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred accumulated losses and a working capital deficit as of December 31, 2016 which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in the footnotes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

March 24, 2017

CANTOR GROUP INC.

BALANCE SHEET

December 31, 2016

CURRENT ASSETS
Cash	$3,117

TOTAL CURRENT ASSETS	$3,117

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	2,500
Due to related party	200

TOTAL CURRENT LIABILITIES	2,700

COMMITMENTS AND CONTINGENCIES STOCKHOLDER’S EQUITY	-
Common stock Authorized 100,000,000 shares of common stock, $0.0000 par value, Issued and outstanding 5,000,000 shares of common stock	-
Additional Paid-in Capital	5,000
Accumulated deficit	(4,583)

TOTAL STOCKHOLDER’S EQUITY	417

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$3,117

The accompanying notes are an integral part of these financial statements.

CANTOR GROUP INC.

STATEMENT OF OPERATIONS

From inception (July 22, 2016) to December 31, 2016

REVENUE	$-

OPERATING EXPENSES
General and administrative	$4,583

TOTAL OPERATING EXPENSES	(4,583)

NET LOSS	(4,583)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	5,000,000

The accompanying notes are an integral part of these financial statements.

CANTOR GROUP INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM JULY 22, 2016 (INCEPTION) TO

DECEMBER 31, 2016

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount

Balance, July 22, 2016 (inception)	-	$-	$-	$-	$-

Common shares issued for cash – at $0.001 per share, October 19, 2016	5,000,000	-	5,000	-	5,000

Net loss for the period ended December 31, 2016	-	-	-	(4,583)	(4,583)

Balance, December 31, 2016	5,000,000	$-	$5,000	$(4,583)	$417

The accompanying notes are an integral part of these financial statements.

CANTOR GROUP INC.

STATEMENT OF CASH FLOWS

From inception (July 22, 2016) to December 31, 2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(4,583)
Adjustments to reconcile net loss to net cash used in operating activities
Expenses paid by related party	200
Changes in operating assets and liabilities
Accrued Expenses	2,500

NET CASH USED IN OPERATING ACTIVITIES	(1,883)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds on sale of common stock	5,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	5,000

NET INCREASE IN CASH	3,117

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$3,117

The accompanying notes are an integral part of these financial statements.

CANTOR GROUP INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Cantor Group Inc. was incorporated in the State of Wyoming as a for-profit Company on July 22, 2016 and established a fiscal year end of December 31. The Company is organized to sell MMA Apparel.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders’ equity and cash flows of the Company. These financial statements are presented in the United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The carrying amount of the Company’s financial assets and liabilities approximates their fair values due to their short term maturities

Stock-based Compensation

The Company follows ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options. As at October 20, 2016 the Company had not adopted a stock option plan nor had it granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

CANTOR GROUP INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Going Concern

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America (“U.S. GAAP”) applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred losses since inception, has negative cash flows from operations, and currently no revenues, which creates substantial doubt about its ability to continue as a going concern.

The future of the Company as an operating business will depend on its ability to obtain sufficient capital contributions and/or financings as may be required to sustain its operations. Management's plan to address these needs includes exercising controls to conserve cash and obtaining additional financing through debt or equity financing.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

NOTE 3 – COMMON STOCK

The Company’s capitalization is 100,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

On October 19, 2016, the Company issued 5,000,000 common shares at $0.001 per share to the sole director and President of the Company for cash proceeds of $5,000.

NOTE 4 – RELATED PARTY TRANSACTIONS

During the period ended September 30, 2016, the CEO paid expenses of $200 on behalf of the Company. The amounts due to the related party are unsecured and non-interest-bearing with no set terms of repayment.

NOTE 5 – INCOME TAXES

Net deferred tax assets consist of the following components:

December 31, 2016
Deferred tax asset:
Net operating loss carryforwards	$(1,558)
Valuation allowance	1,558
Net deferred tax asset	$-

CANTOR GROUP INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2016

NOTE 5 – INCOME TAXES (CONTINUED)

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income statutory tax rates to pretax income (loss) from continuing operations as follows:

December 31, 2016

Tax benefit at statutory rates	$1,558
Change in valuation allowance	(1,558)
Net provision for income taxes	$-

The Company has accumulated net operating loss carryovers of approximately $1,558 as of December 31, 2016 which are available to reduce future taxable income. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes may be subject to annual limitations. A change in ownership may limit the utilization of the net operating loss carry forwards in future years. The tax losses begin to expire in 2036. The fiscal year 2016 remains open to examination by federal tax authorities and other tax jurisdictions.

NOTE 6 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, Company management reviewed all material events through the date of this report and there are no material subsequent events to report.

PROSPECTUS

CANTOR GROUP, INC.

412 N Main St. #100

Buffalo, WY 82834

3,000,000 shares of common stock

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 2017, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

____________________, 2017

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

Securities and Exchange Commission Registration Fee	$7
Audit Fees and Expenses	$5,000
Legal Fees and Expenses	$15,000
Transfer Agent and Registration Fees and Expenses	$500
Miscellaneous Expenses	$1,000
Total	$21,507
* Estimate Only

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Wyoming Business Corporation Act (“WBCA”), W.S. 17-16-850 et seq., provides for indemnification of the Company’s officers, directors, employees, and agents against liabilities which they may incur in such capacities. A summarization of circumstances in which such indemnification may be available follows, but is qualified by reference to registrant's Articles of Incorporation and the text of the statute.

In general, any officer, director, employee, or agent may be indemnified against expenses, fines, settlements, or judgments arising in connection with a legal proceeding to which such person is a party, as a result of such relationship, if that person's actions were in good faith, were believed by him or her to be in (or at least not opposed to) registrant's best interests, and in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by decision of the board of directors (by directors not at the time parties to the proceeding) or by majority shareholder vote (excluding shares held or controlled by directors who are at the time parties to the proceeding), or by opinion of special legal counsel.

The circumstances under which indemnification would be made in connection with an action brought on behalf of the registrant are generally the same as stated above, except that indemnification is permitted only for reasonable expenses.

In addition, registrant has statutory authority to purchase insurance to protect its officers, directors, employees, and agents against any liabilities asserted against them, or incurred in connection with their service in such capacities. Further, registrant may advance or reimburse funds to a director who is a party to a proceeding, for reasonable expenses incurred in connection with a proceeding.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

During the period from inception to the filing of this registration statement, the registrant has issued and/or sold the following securities in various transactions exempt from registration:

On October 19, 2016 we offered and sold 5,000,000 shares of common stock to our officer and director, at a purchase price of $0.001 per share, for aggregate proceeds of $5,000. The offering was made to a non-U.S. person, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

All securities sold contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the securities.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon one of the following exemptions:

(a) The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended, ("Securities Act"), based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an "Investor") confirmed to the Company that it or he is a sophisticated investor and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

(b) The shares of Common Stock referenced herein were issued pursuant to and in accordance with Rule 903 of Regulation S of the Act. No commissions were paid in connection with the completion of this offering, except as noted above. We completed the offering of the shares pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the shares was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. Each investor represented to us that the investor was not a "U.S. person", as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The agreement executed between us and each investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. Each investor agreed by execution of the agreement for the shares: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All certificates representing the shares were or upon issuance will be endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

(c) The shares of common stock referenced herein were issued pursuant to and in accordance with Regulation D Rule 506 and Section 4(2) of the Securities Act. We made this determination in part based on the representations of Investors, which included, in pertinent part, that such Investors were an “accredited investor” as defined in Rule 501(a) under the Securities Act, and upon such further representations from the Investors that (a) the Investor is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the Investor agrees not to sell or otherwise transfer the purchased securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the Investor either alone or together with its representatives has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, and (d) the Investor has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Our determination is made based further upon our action of (a) making written disclosure to each Investor prior to the closing of sale that the securities have not been registered under the Securities Act and therefore cannot be resold unless they are registered or unless an exemption from registration is available, (b) making written descriptions of the securities being offered, the use of the proceeds from the offering and any material changes in the Company’s affairs that are not disclosed in the documents furnished, and (c) placement of a legend on the certificate that evidences the securities stating that the securities have not been registered under the Securities Act and setting forth the restrictions on transferability and sale of the securities, and upon such inaction of the Company of any general solicitation or advertising for securities herein issued in reliance upon Regulation D Rule 506 and Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS.

The following is a list of exhibits filed as part of this registration statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description	Filed

3.1	Articles of Incorporation	Filed herewith.
3.2	Bylaws	Filed herewith.
5.1	Opinion of John T. Root, Jr.	Filed herewith.
23.1	Auditor Consent	Filed herewith.
23.2	Consent of John T. Root, Jr. (included in Exhibit 5.1)	Filed herewith.

ITEM 17. UNDERTAKINGS.

(a)

The undersigned Registrant hereby undertakes to:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A.

Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.

If the registrant is relying on Rule 430B:

A.

Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 12th day of April, 2017.

CANTOR GROUP, INC.

/s/ Iwan Kartadinata

By: Iwan Kartadinata

Title:

President, Principal Executive Officer, Secretary and Treasurer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Iwan Kartadinata	Director	April 12, 2017
By: Iwan Kartadinata

EXHIBIT INDEX

Exhibit Number	Description	Filed

3.1	Articles of Incorporation	Filed herewith.
3.2	Bylaws	Filed herewith.
5.1	Opinion of John T. Root, Jr.	Filed herewith.
23.1	Auditor Consent	Filed herewith.
23.2	Consent of John T. Root, Jr. (included in Exhibit 5.1)	Filed herewith.